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EAB
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                                                               September 2, 1998

Elk Associates Funding Corp.
747 Third Avenue
New York, NY 10017

Re: $14,000,000 borrowing base line of credit

Gentlemen:

          European American Bank ("EAB") is pleased to advise you it holds available for Elk Associates Funding Corp. (the "Borrower"), a corporation organized and in good standing under the laws of the State of New York, a borrowing base line of credit (the "Line") in the amount of $14,000,000, subject to the following terms and conditions:

          1. Description of the Line:

          Loans provided under the Line shall be evidenced by EAB's standard Master Note (the "Note") in the amount of the Line. Each advance thereunder shall bear interest at a rate to be elected by the Borrower at the time of each request for an advance thereunder equal to either (i) a floating rate of interest equal to 1/2% below EAB's Prime Rate (the rate of interest stated by EAB to be its Prime Rate in effect from time to time and adjusted when said Prime Rate changes) computed on the basis of actual days elapsed in a 360 day year or (ii) a fixed rate of interest equal to the Reserve Adjusted LIBOR, as such term is defined in the Note, plus a margin of 150 basis points for interest periods not to exceed ninety (90) days.

          Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note. Any advance under the Line made by EAB in its discretion shall be in an amount not less than $100,000 for both Prime Rate and LIBOR Rate advances.

          In the event that an advance bears interest at the Prime Rate Option, such advance may be prepaid, in whole or in part, in increments of not less than $100,000, without premium or penalty.


                                                                     Member FDIC
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335 Madison Avenue                                                       Equal
New York, NY 10017                                                       Housing
Tel: (212) 370-8535                                                      Lender
Fax: (212) 503-2667

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          The Borrower agrees to indemnify EAB and hold EAB harmless from any loss or expense that EAB may sustain or incur, including, without limitation, any interest or fees payable by EAB to lenders of funds obtained by it in order to make or maintain an advance under the Note at the LIBOR Rate Option should the Borrower make any prepayment of the principal of an advance hereunder bearing interest at the LIBOR Rate or in the event of a default by the Borrower in the payment or performance of any terms of the Note or this line letter.

          Notwithstanding anything to the contrary contained herein, availability under the Line shall be subject to such limitations as may be imposed by the U.S. Small Business Administration (the "SBA") from time to time pursuant to a borrowing base formula established and monitored by the SBA.

          Notwithstanding any provisions herein to the contrary, availability under the Line shall be reduced by a $400,000 assumed exposure under a $10,000,000 three (3) year swap agreement between the Borrower and Lasalle National Bank.

          The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of EAB, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate EAB to make an advance or provide an extension of credit thereunder.

          Subject to the terms and conditions hereof, the Line shall be available until November 30, 1998.

      2. Purpose of the Line:

          The purpose of the Line shall be to support a portion of the loan portfolio of the Borrower.

      3. Security for the Line:

          The Line shall be secured by a first priority security interest in all assets and personal property of the Borrower pursuant to EAB's standard General Security Agreement and duly filed UCC-1 Financing Statements. The priority of EAB's security interest shall be ranked equally with the security interest of Israel Discount Bank of New York ("IDB") and Bank Leumi Trust Company of New York ("Bank Leumi") pursuant to an intercreditor agreement satisfactory to EAB.


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       4. Conditions Precedent:

          Prior to the Borrower's initial request for an advance under the Line, it shall have provided to EAB:

             (i) A copy of the resolutions passed by the Borrower's Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by EAB to evidence and secure the Line; and

             (ii) A certified copy of the certificate of incorporation of the Borrower.

       5. Financial Reporting:

          The Borrower shall provide to EAB:

             (i) As soon as available, but in any event within one hundred twenty (120) days after the last day of its 1998 fiscal year, a balance sheet of the Borrower, as of such last day of the fiscal year, and statements of income and retained, earnings and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to EAB.

             (ii) As soon as available, but in any event within ninety (90) days after the last day of each semi-annual period prior to the expiration of the Line, a balance sheet of the Borrower as of the last day of such semi-annual period, and statements of income and retained earnings and cash flows for such period, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be prepared on a review basis by a firm of independent certified public accountants satisfactory to EAB.

             (iii) As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter prior to the expiration of the Line, a balance sheet of the Borrower and statements of income and retained earnings and cash flows of the Borrower for such quarter, and the portion of the fiscal year through such date all in reasonable detail, such statements to be prepared on a compilation basis in accordance with generally accepted accounting principles consistently applied, in reasonable detail, by a firm of independent certified public accountants satisfactory to EAB.




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             Each of the financial statements specified in Sections (i), (ii)
and (iii) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower as of the balance sheet date and results of the operations of the Borrower for the period(s) then ended in accordance with generally accepted accounting principles consistently applied.

             (iv) As soon as available, but in any event within sixty (60) days after the end of each calendar quarter, copies of the Borrowing Base Certificates, submitted quarterly by the Borrower to the SBA demonstrating compliance with the SBA borrowing formula.

             (v) As soon as available, but in any event within sixty (60) days after the end of each calendar quarter, copies of the Borrower's loan lists and copies of custodian reports generated by IDB.

             (vi) As soon as available but in any event within fifteen (15) days after the end of each calendar quarter, copies of the Borrower's delinquency reports.

             (vii) Such other financial or additional information as EAB may from time to time request.

       6. Special Requirements:

          a. The Borrower agrees to maintain at all times:

             (i) a tangible net worth (the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock) in an amount not less than $10,500,000.

             (iv) a maximum leverage ratio (the ratio of total unsubordinated liabilities to capital base) of not greater than 1.0 to 1.0, capital base to be defined as the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles and subordinated liabilities minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock).

          b. The Borrower covenants and agrees not to apply for or accept credit facilities from institutional or other lenders of funds in an amount in excess of $35,000,000 in the aggregate.




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             c. The Borrower agrees that, with the exception of medallion loans which shall constitute not less than sixty-five (65%) of the Borrower's total loan portfolio, loan concentrations in any other single industry shall not exceed twenty-five (25%) of the Borrower's aggregate loan portfolio.

             d. The Borrower agrees that any security interest in its personal property it may grant to the SBA will rank junior to that of both EAB, IDB or Bank Leumi pursuant to a subordination agreement satisfactory to EAB.

          7. Acceptance:

             If the foregoing is acceptable, please so indicate by signing and returning this letter together with the administration fee before September 15, 1998, the date this letter will otherwise expire, unless extended in writing by EAB.

                                               Very truly yours,

                                               EUROPEAN AMERICAN BANK

                                               By: /s/Dennis Nochowitz
                                                   -----------------------
                                                   Dennis Nochowitz
                                                   Vice President



Agreed and Accepted this
________ day of September, 1998

 Elk Associates Funding Corp.


 By: /s/Gary Granoff
     -------------------------
 Name: Gary Granoff
 Title: President








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

EAB
                                             MASTER NOTE (Eurodollar/Prime RATE)
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$14,000,000
                                                             DATE:        , 1998

         FOR VALUE RECEIVED, the undersigned, a New York corporation, promises to pay to the order of EUROPEAN AMERICAN BANK (the "Bank"), on or before November 30, 1998 (the "Maturity Date"), the sum of Fourteen Million Dollars ($14,000,000), or, if less, the aggregate unpaid principal amount of all advances made by the Bank pursuant to the line of credit (each an "Advance" and collectively, the "Advances"), not to exceed an aggregate amount at any one time outstanding of Fourteen Million Dollars ($14,000,000), available to the undersigned hereunder (the "Line") together with interest thereon as set forth herein.

         Each Advance hereunder which is a Eurodollar Advance (as defined below) shall bear interest on the unpaid principal amount thereof for the Interest Period applicable thereto at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period therefor in accordance with the terms of this Note plus a margin of 1 1/2% per annum. Each Advance which is a Prime Rate Advance (as refined below) shall bear interest on the unpaid principal amount thereof from the date thereof until payment of such Prime Rate Advance in full at a fluctuating rate per annum equal to the Prime Rate minus a margin of 1/2% per annum. The undersigned shall notify the Bank not later than 12 noon three Business Days prior to each Advance hereunder which the undersigned requests to maintain at a rate of interest based on Reserve Adjusted Libor (a "Eurodollar Advance"), and not later than 12 noon on the date of each Advance which the undersigned requests to maintain at a rate of interest based on the Prime Rate (a "Prime Rate Advance"). All requests for Advances shall be irrevocable and shall be in the minimum amount of $100,000. Each request by the undersigned for an Advance hereunder shall specify whether the requested Advance is a Eurodollar Advance or a Prime Rate Advance, the proposed date to fund the Advance, and if a Eurodollar Advance is requested, the Interest Period applicable thereto.

         Any Eurodollar Advance may be continued as a Eurodollar Advance upon expiration of an Interest Period with respect thereto by complying with the notice provisions contained in the definition of Interest Period; provided, however, that no Eurodollar Advance may be continued as such when any Event of Default or event which upon notice, passage of time or both would constitute an Event of Default has occurred and is continuing but shall be automatically converted to a Prime Rate Advance on the last date of the Interest Period in effect when he Bank is notified of such default or Event of Default.

         The undersigned may elect from time to time to convert outstanding Eurodollar Advances to Prime Rate Advances by giving the Bank at least three Business Days prior irrevocable notice of such election; provided that any conversion of a Eurodollar Advance may be made only on the last day of an Interest Period with respect thereto. The undersigned may elect from time to time to convert an outstanding Prime Rate Advance to a Eurodollar Advance by giving the Bank irrevocable written notice of such election not later than 12 noon, three Business Days prior to the date of the proposed conversion and further provided that (i) the conversion shall be in the minimum principal amount of $100,000 and (ii) no Event of Default or event upon notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, no Advance may be converted to or continued as a Eurodollar Advance if the Interest Period would extend beyond the Maturity Date.

         Interest in respect of Prime Rate Advances shall be payable on the first day of each month commencing on the first such date to occur after the date the Advance is made, and on the Maturity Date. Interest in respect of Eurodollar Advances shall be payable on the last lay of the Interest Period in respect thereof. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. All payments hereunder shall be payable in immediately available funds in lawful money of the United States. The undersigned authorizes the Bank to charge any of the undersigned's accounts for payments of principal or interest. Any payment of principal of or interest payable hereunder which is not paid when due, whether at maturity, by acceleration, or otherwise, shall bear interest from the date due until paid in full at a rate per annum equal to three percent (3%) above the rate otherwise payable with respect thereto.

------------------------
         This note provides that interest be paid monthly in respect of Prime Rate Advances and on the last day of an Interest Period in respect of Eurodollar Advances.

         Upon the occurrence and during the continuance of an Event of Default, the Bank shall be entitled to setoff against and apply to the payment hereof the balance of any account or accounts maintained with the Bank by the undersigned and to exercise any other right or remedy granted hereunder. or under any agreement between the undersigned and the Bank or available at law or in equity, including, but not limited to, the rights and remedies of a secured party under the New York Uniform Commercial Code. The failure by the Bank at any time to exercise any such right shall not be deemed a waiver thereof, nor shall it bar the exercise of any such right at a later date. Each and every right and remedy granted to the Bank hereunder or under any agreement between the undersigned and the Bank or available at law or in equity shall be cumulative and not exclusive of any other rights, powers, privileges or remedies, and may be exercised by the Bank from time to time and as often as may be necessary in the sole and absolute discretion of the Bank.

         The undersigned agrees to pay, on demand, all of the Bank's costs and expenses, including reasonable counsel fees (whether inhouse or outside counsel), in connection with the collection of any amounts due to the Bank hereunder or in connection with the enforcement of the Bank's rights under this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict or choice of laws.

         The undersigned covenants and represents that any reprogramming or other corrective modifications required to permit the proper functioning, in and following the year 2000, of (i) the undersigned's and its subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which undersigned's or its subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be, completed by January 1, 1999. The cost to the undersigned and its subsidiaries of such reprogramming, modifications and testing and of the reasonably foreseeable consequences of year 2000 to the undersigned and its subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in the occurrence of an Event of Default or have a material adverse effect on the business, properties or financial condition of the undersigned. Except for such of the reprogramming and modifications referred to in the preceding sentence as may be necessary, the computer and management information systems of the undersigned and its subsidiaries are, and with ordinary course upgrading and maintenance, will continue for the term of this Note to be, sufficient to permit the undersigned to conduct its business without any material adverse effect thereto.

         THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN THE COUNTY OF NASSAU OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE UNDERSIGNED AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO ITS ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS THAT THE UNDERSIGNED SHALL HAVE NOTIFIED THE BANK IN WRITING OR ANY METHOD AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

         Neither the undersigned nor any affiliate of the undersigned shall use any portion of the proceeds of the Loans, nor have any Letter of Credit issued, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Chicago Corporation, an affiliate of the Bank.


                                        3


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         Any consents, agreements, instructions or requests pertaining to any matter in connection with this Note, signed by any one of the undersigned, shall be binding upon all of the undersigned. This Note shall bind the respective successors, heirs or representatives of the undersigned. This Note and the Line shall not be assigned by the undersigned without the Bank's prior written consent.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note the day and year first above written.

   Witness:                                 Elk Associates Funding Corp.
           ---------------------
            EAB Officer                     By:
                                               ---------------------------------
                                            Name:
                                            Title:

Borrower's Address:
747 Third Avenue
New York, NY 10017




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